UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 13, 2006
LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 13, 2006, LHC Group, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders set forth on Schedule B thereto and each of Jefferies & Company, Inc., CIBC World Markets Corp. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to which the Company agreed to issue 1,000,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), and the selling stockholders severally agreed to sell an aggregate of 3,000,000 shares of the Common Stock to the Underwriters at $19.25 per share less underwriting discounts and commissions. In addition, pursuant to the terms of the Underwriting Agreement, the Underwriters have the option to purchase up to 150,000 additional shares of the Common Stock from the Company and an additional 450,000 shares of the Common Stock from certain selling stockholders to cover over-allotments, if any.
     This offering was effected pursuant to a registration statement on Form S-3 under the Securities Act of 1933 (the “Registration Statement’) filed by the Company with the Securities and Exchange Commission on June 14, 2006 (File No. 333-135024), which includes a prospectus dated June 14, 2006, as supplemented by a prospectus supplement and a free writing prospectus, each dated July 13, 2006.
     The Company expects to close this offering on July 19, 2006, subject to the satisfaction of customary closing conditions. The net proceeds to the Company in the amount of approximately $17.8 million will be used to fund currently contemplated and possible future acquisitions and for other general corporate purposes, which may include the repayment of indebtedness. The Company will not receive any proceeds from the sale of the Common Stock by the selling stockholders.
     The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, by and among LHC Group, Inc., the selling stockholders listed on Schedule B thereto, Jefferies & Company, Inc., CIBC World Markets Corp. and Stifel, Nicolaus & Company, Incorporated dated July 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ Barry E. Stewart
Barry E. Stewart
Senior Vice President and Chief Financial Officer

Dated: July 14, 2006

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, by and among LHC Group, Inc., the selling stockholders, Jefferies & Company, Inc., CIBC World Markets Corp. and Stifel, Nicolaus & Company, Incorporated dated July 13, 2006.